CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated December 16, 1999 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax- Exempt Trust, Multi-Series 190 as of October 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                        Grant THORNTON LLP


Chicago, Illinois
February 23, 2000